Exhibit 4.1

WARRANT AGREEMENT OF

SENSUS HEALTHCARE, LLC,

DATED AS OF MARCH 31, 2011,

BY AND BETWEEN SENSUS HEALTHCARE, LLC

AND

ANDERSON STRUDWICK, INC.

THE SECURITIES REPRESENTED BY THIS WARRANT, INCLUDING THE LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE TRANSFERABILITY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO LIMITED IN ACCORDANCE WITH THE TERMS OF THE COMPANY’S OPERATING AGREEMENT.

WARRANT AGREEMENT

of

SENSUS HEALTHCARE, LLC

Dated as of:	March 31, 2011 (the “Effective Date”)

Expiration Date:	March 31, 2016

WHEREAS, Sensus Healthcare, LLC, a Delaware limited liability company (the “Company”), has entered into an Engagement Letter dated March 15, 2010, with Anderson Strudwick, Inc., a Virginia corporation (the “Holder”);

WHEREAS, the Company desires to grant Holder the right to purchase membership interests in the Company in accordance with the terms and conditions of this Warrant Agreement (the “Agreement or the “Warrant”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Holder hereby agree as follows:

FOR VALUE RECEIVED, the Company hereby grants to Holder or its permitted assigns, and the Holder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from the Company, limited liability company membership interests in the Company. The amount of membership interests (the “Amount”), that the Holder may purchase from the Company shall be equal to six percent (6.0%) of the outstanding membership interests of the Company as of the Effective Date, as more fully described herein (the “Membership Interests”). The exercise price of the Membership Interests shall be $1,132,539 (the “Exercise Price”), and is payable in cash. The Exercise Price may be adjusted from time to time in accordance with Section 3 hereof, according to the terms, conditions and procedures set forth herein. This Warrant (the “Warrant”) will expire at 5:00 p.m. (Eastern Time), on March 31, 2016 (the “Expiration Date”), five years after the Effective Date. The Membership Interests issued upon exercise of this Warrant, shall sometimes be referred to herein as “Warrant Interests” . This Warrant is subject to the following terms and conditions:

1.           Exercise; Payment; Issuance of Certificates

Any purchase of Membership Interests by Holder hereunder shall be made pursuant to the following terms and procedures:

1.1            Holder electing to purchase Membership Interests must surrender this Warrant and deliver the exercise form attached hereto as Exhibit A (the “Exercise Form”), together with the investment representation letter attached hereto as Exhibit B, each duly completed and executed, to the Company at its principal office (or at such other location as the Company may advise the Holder in writing), along with payment in full of the aggregate Exercise Price (“Purchase Price”) for the full Amount, no later than the Expiration Date hereof. The Holder must also, as a condition to the purchase, execute the Operating Agreement of the Company. The Holder may not exercise less than the full Amount hereunder.

1.2            Payment of the Purchase Price shall be made in cash, transmitted by certified check or wire transfer. If Holder fails to deliver the Exercise Form to the Company by the Expiration Date, properly completed and executed, along with payment in full of the Purchase Price for Membership Interests to be purchased thereunder and the executed Operating Agreement, this Warrant shall expire and all rights granted pursuant to this Warrant shall automatically terminate and Holder shall waive its right to purchase any Membership Interests hereunder .

1.3            The Company agrees that the Membership Interests to be purchased hereunder upon exercise of this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Membership Interests as of the close of business on the date on which Holder has delivered to the Company the Exercise Form hereunder, properly completed and executed, along with payment in full for the Membership Interests purchased thereunder and the executed Operating Agreement of the Company.

1.4            The Company may, at its option and sole discretion issue a certificate for the Membership Interests purchased hereunder, and deliver such certificate to the Holder hereof.

2.           Exercise Price; Membership Interests to Be Fully Paid; Issuance of Additional Percentage Interests

2.1            The Exercise Price for the Membership Interests is $1,132,539, subject to adjustment as set forth hereinafter. The Membership Interests to be issued by the Company upon exercise hereof shall equal six percent (6.0%) of the outstanding Membership Interests of the Company as of the Effective Date. Attached hereto as Exhibit C is the determination of the Exercise Price.

2.2            The Company covenants and agrees that all Membership Interests which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any person and free of all taxes, liens and charges with respect to the issue thereof.

2.3            The Warrant provides for the purchase of 6.0% of Percentage Interests of the Company, as of the Effective Date. The Holder acknowledges and agrees that the issuance by the Company of additional Percentage Interests after the Effective Date will reduce the Holder’s proportionate rights with respect to the Company, including without limitation the Percentage Interest issued to the Holder upon exercise of this Warrant.

3.           Adjustment of Exercise Price

3.1            The Exercise Price is subject to adjustment in accordance with this Section 3 and from time to time upon the occurrence of certain events described in this Section 3.

3.2            In the event the Company shall, at any time or from time to time after the Effective Date, issue any equity as a Membership Interests dividend to the beneficial holders of Membership Interests, or subdivide or combine the outstanding Membership Interests into a greater or lesser number (any such sale, issuance, subdivision or combination being herein called a “Capital Change”), then, and thereafter upon each Capital Change, the Exercise Price in effect immediately prior to such Capital Change shall be changed to a price (including any applicable fraction of a cent) determined by dividing (a) the total number of Membership Interests outstanding, on a fully diluted basis, immediately prior to such Share Change, multiplied by the Exercise Price in effect immediately prior to such Capital Change, by (b) the total number of Membership Interests outstanding, on a fully diluted basis, immediately after such Capital Change.

3.3            In the case of any reclassification, capital reorganization or other equivalent change of outstanding Membership Interests, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of Membership Interests or other securities or property (including cash) received upon such reclassification, capital reorganization or other change, that might have been acquired upon exercise of this Warrant immediately prior to such reclassification, capital, reorganization or other change. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other equivalent changes of outstanding Membership Interests.

4.           ISSUE TAX

In the event the Company elects to issue a certificate or certificates for any Percentage Interests purchased hereunder, such issuance of certificates shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5.           Closing of Books

The Company will at no time close its transfer books against the transfer of any Warrant or of any Percentage Interests, or take any action in any manner which interferes with the timely exercise of this Warrant.

6.           No Preferred Return, Voting or Dividend Rights; Limitation of Liability

Except as otherwise provided hereunder, until such time as the Holder exercises its right to purchase the Membership Interests and complete the purchase of the Membership Interests contemplated hereby, nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a member of the Company including, but not limited to, the right to vote, or to consent, or to receive notice as a member of the Company, or any rights to a Preferred Return (as that term is defined in the Operating Agreement of the Company). No provisions hereof, in the absence of affirmative action by the Holder to purchase Percentage Interests, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a member of the Company, whether such liability is asserted by the Company or by its creditors.

7.           Modification and Waiver

This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

8.           Notices

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the Holder’s address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

9.           Binding Effect on Successors

This Warrant shall be binding upon any business entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof. This Warrant may not be assigned by Holder without the prior written consent of the Company. If this Warrant is assigned pursuant to the terms hereof, the term “Holder” shall be deemed to refer to the permitted assignee(s).

10.         Descriptive Headings and Governing Law

The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Florida, without giving effect to the conflict of laws principles thereof.

11.         Lost Warrant

The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer thereunto duly authorized as of this 31 day of March 2012, to be effective as of March 31, 2011 .

THE COMPANY:

SENSUS HEALTHCARE, LLC

By:	/s/ Joe Sardano
Joseph Sardano, President

EXHIBIT A

EXERCISE FORM

___________________, 20___

Sensus Healthcare, LLC

Ladies and Gentlemen:

The undersigned holder (“Holder”) of that certain Warrant (the “Warrant”), issued by Sensus Healthcare, LLC (the “Company”) and dated March 31, 2011, hereby exercises its right to purchase pursuant thereto the number of limited liability company membership interests of the Company (“Warrant Interests”) at an exercise price (“Exercise Price”) and aggregate purchase price (the “Purchase Price”) listed immediately below:

Number of Warrant Interests	Exercise Price

6.0% of the outstanding membership interests of the Company as of March 31, 2011	$1,132,539

Pursuant to the terms of the Warrant, the Holder delivers the Purchase Price herewith in cash or by certified check, or by wire transfer according to the following instructions:

Account No.:
Routing Number:

The Holder also makes the representations set forth on the attached Exhibit B to the Warrant.

Very truly yours,

HOLDER:

NAME:
print name of individual or entity

IF HOLDER IS AN INDIVIDUAL:

By:
signature

IF HOLDER IS AN ENTITY:

Name:
print name of person signing/or entity

Title:
print title of person signing/or entity

ADDRESS:

STREET:

CITY:

STATE AND ZIP:

FACSIMILE:

EXHIBIT B

INVESTMENT REPRESENTATION LETTER

THIS INVESTMENT REPRESENTATION LEITER MUST BE COMPLETED, SIGNED AND RETURNED TO SENSUS HEALTHCARE, LLC, ALONG WITH THE ASSOCIATED EXERCISE FORM(S) BEFORE THE MEMBERSHIP INTERESTS ISSUABLE UPON EXERCISE OF THE WARRANT WITH AN EFFECTIVE DATE OF MARCH 31, 2011 WILL BE ISSUED.

_______________, 201__

SENSUS HEALTHCARE, LLC

Ladies and Gentlemen:

Pursuant to the exercise that certain Warrant, with an Effective Date of March 31, 2011 (the “Warrant”), issued by SENSUS HEALTHCARE, LLC (the “Company”), the undersigned holder of the Warrant (“Purchaser”) intends to purchase limited liability company membership interests of the Company (the “Membership Interests”). The Membership Interests will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “33 Act”), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

1.           Purchaser is acquiring the Membership Interests for its own account, for investment purposes only, without the intent toward the further sale or distribution thereof, and Purchaser shall not make any sale, transfer or other disposition of the Membership Interests in violation of the 33 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any other applicable securities law.

2.           Purchaser has been advised that the Membership Interests have not been registered under the 33 Act or any state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser’s representations set forth in this letter.

3.           Purchaser has been informed that under the 33 Act, the Membership Interests must be held indefinitely unless subsequently registered under the 33 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Membership Interests.

Very truly yours,

PURCHASER:

NAME:
print name of individual or entity

IF PURCHASER IS AN INDIVIDUAL:

By:

IF PURCHASER IS AN ENTITY:

Name:
print name of person signing for entity

Title:
print title of person signing for entity

EXHIBIT C

WARRANT AND EXERCISE PRICE CALCULATION

The “Exercise Price” Calculation
Gross proceeds of the Offering (including gross proceeds purchased by management and/or affiliates of management and the Company):	$6,416,650

Percentage Interest Purchased in the Offering	34.0%

Exercise Price: Price to purchase 6.0% in the Offering:	$1,132,539